Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of AOL Time Warner Inc. ("AOL Time Warner") on Form S-8 pertaining to the AOL Time Warner Inc. 2003 Stock Incentive Plan of our report dated January 29, 2003, with respect to the consolidated financial statements, schedule and supplementary information of AOL Time Warner for the year ended December 31, 2002 included in AOL Time Warner's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
New York, New York
May 12, 2003